UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                          November 3, 2008
            ------------------------------------------------
            Date of Report (Date of earliest event reported)

                                Con-way Inc.
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         (Exact name of registrant as specified in its charter)

         Delaware               1-5046              94-1444798
         ----------             ------              ----------
        (State or other        (Commission         (IRS Employer
        jurisdiction of        File Number)        Identification
        incorporation or                              Number)
         organization)

       2855 Campus Drive, Suite 300, San Mateo, California 94403
      -----------------------------------------------------------
                (Address of principal executive offices,
                          (including zip code)

                           (650) 378-5200
             Registrant's telephone number, including area code:


                                N/A
-----------------------------------------------------------------------
     (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






Item 2.05  Costs Associated with Exit or Disposal Activities

On November 3, 2008, Con-way Freight issued a press release announcing plans to restructure its operating network to reduce service exceptions, improve on-time delivery and bring faster transit times while deploying a lower-cost, more efficient service center network better aligned to customer needs and business volumes. A copy of the press release is attached as Exhibit 99. This plan will not change Con-way Freight's service coverage as the company is not exiting any markets, but will involve the shutdown of approximately 40 service centers located throughout the network, with shipment volumes from closing locations redistributed and balanced among more than 100 nearby service centers. Tractor and trailer equipment will also be redeployed among remaining service center locations. Approximately 75% of the affected employees are expected to have the opportunity to follow work to new operating locations. The number of employees retained after the network change is completed, as well as the net workforce reduction, will depend on a several factors including how many employees elect to move with the work to nearby operating locations, accept a transfer to another location, or choose to accept a separation package and leave the company. Con-way expects the reorganization to be complete in the fourth quarter of 2008 and estimates that Con-way Freight will recognize total restructuring costs of about $20 million consisting of lease termination costs and asset impairment charges of approximately $8 million, employee separation costs of approximately $9 million and relocation costs of $3 million.

The majority of the employee separation and relocation costs are expected to be paid out in the fourth quarter of 2008 with lease termination costs paid out over the remaining lease terms. The costs and payments Con-way Freight will incur in connection with the plan are subject to a number of assumptions and uncertainties, and as a result the actual results may differ.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

     Exhibit No.     Description

     99              Press release issued on November 3, 2008





                                 SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CON-WAY INC.


                                       /s/ Jennifer W. Pileggi
                                       -------------------------------------
Date: November 3, 2008                 Name:  Jennifer W. Pileggi
                                       Title: Senior Vice President, General
                                              Counsel and Secretary